                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 21, 2008
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

    Maryland                         001-13533                74-2830661
------------------------         -------------------       ---------------------
(State or other jurisdiction     (Commission File          (I.R.S. Employer
of incorporation or               Number)                  Identification No.)
organization)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
 Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2008, NovaStar Mortgage, Inc. ("NMI"), a wholly-owned subsidiary of
NovaStar Financial, Inc. (the "Company"), agreed to purchase trust preferred securities of NovaStar Capital Trust II from Kodiak CDO II Ltd., having a par value of $6.875 million, for a cash purchase price of $550,000. The purchase was settled through a broker on May 29, 2008.

The trust preferred securities purchased by NMI were part of a $35 million private placement of trust preferred securities in April 2006 by NovaStar
Capital Trust II. The trust preferred securities of NovaStar Capital Trust II represent indirect interests in unsecured junior subordinated notes, due June
30, 2036, issued by NMI to NovaStar Capital Trust II, which are guaranteed by the Company.

Item 2.04  Triggering  Events That  Accelerate  or  Increase a Direct  Financial
Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As previously reported, NMI failed to make quarterly interest payments totaling approximately $1.7 million on its unsecured junior subordinated notes
(collectively, the "Notes") issued to NovaStar Capital Trust I and NovaStar
Capital Trust II (collectively, the "Trusts") that were due on March 30 and
April 30, 2008. The Company has guaranteed NMI's obligations under these Notes.

Upon expiration of the applicable 30-day grace period, these payment failures became defaults under the Junior Subordinated Indenture, dated March 15, 2005, between NMI, and JPMorgan Chase Bank, National Association, as Trustee, and the
related Parent Guarantee Agreement of the same date between the Company and the
Trustee, as well as under the Junior Subordinated Indenture dated April 18,
2006, among NMI, the Company, and JPMorgan Chase Bank, National Association, as
Trustee, and the related Parent Guarantee Agreement of the same date between the
Company and the Trustee. However, also as previously reported, prior to the expiration of the 30-day grace period, NMI, the Company, and the trustees and security holders of the Trusts entered into Forbearance Agreements, under which the security holders and the trustees agreed to forbear in the exercise of their rights and remedies with respect to these payment failures until May 30, 2008.

Neither NMI nor the Company paid the delinquent interest amounts to the Trusts prior to or upon the expiration of the forbearance period on May 30, 2008. As a result, the trustees and holders of 25% of the outstanding trust preferred securities of the applicable Trust (excluding the trust preferred securities held by the Company and its affiliates) have the right to accelerate all principal, accrued interest, and other obligations of NMI under the Notes and to demand payment of all such amounts from the Company under the related Parent
Guarantee Agreements. The total principal and accrued interest owed under the
Notes, net of amounts owed in respect of the trust preferred securities purchased by NMI as described above, was approximately $80.5 million as of June
5, 2008. In addition, NMI and the Company are obligated to reimburse the trustees for all reasonable expenses, disbursements and advances in connection with the exercise of rights under the Indentures.

On June 4, 2008, the Company and NMI received a written notice of acceleration from the holders of the trust preferred securities of NovaStar Capital Trust I, which declared all obligations of NMI under the related Notes and Indenture
(calculated by the trust preferred security holders to be approximately $51.0 million as of May 31, 2008) to be immediately due and payable, and stated the intention of the trust preferred security holders to pursue all rights and remedies available to them, including but not limited to enforcing their rights under the related Parent Guarantee Agreement.

As of the date of this Form 8-K, no acceleration notice or payment demand has been received by the Company or NMI under the Notes, Indenture or Parent
Guarantee Agreement related to NovaStar Capital Trust II.

While the Company intends to attempt to restructure the terms of the Indentures, there can be no assurance that it will be able to do so. Enforcement of remedies against NMI and the Company under the Notes, Indentures and related Parent
Guarantee Agreements would have a material adverse effect on the Company and its financial condition and liquidity and would likely cause the Company to seek the protection of applicable bankruptcy laws.

The default under the Indentures constitutes a cross-default under certain
Letter of Credit and Reimbursement Agreements between the Company and Wachovia
Bank, under which letters of credit have been issued to support certain surety bonds. The surety bonds relate to certain state licenses previously held by the
Company in connection with its prior mortgage lending business. The Company has previously posted cash collateral to secure the outstanding letters of credit in an amount equal to 105% of the face amount of the outstanding letters of credit.
While the Company has surrendered the underlying state licenses and has requested the cancellation of the surety bonds and related letters of credit, as of June 5, 2008 certain surety bonds remain outstanding and, consequently, approximately $8.3 million remains posted as cash collateral on related letters of credit still outstanding. Absent a default, the cash collateral is to be returned to the Company from time to time upon the expiration, replacement, termination or return of a letter of credit, to the extent that, following such expiration, replacement, termination or return, the aggregate amount posted exceeds 105% of the remaining letters of credit and any other due and unpaid amounts. However, so long as a default exists under the Letter of Credit and
Reimbursement Agreements, Wachovia Bank is not obligated to return any cash collateral to the Company. A material delay or reduction in the Company's receipt of the cash collateral would have a material adverse effect on the
Company's liquidity position and could force the Company to seek the protection of applicable bankruptcy laws.

Statements in this Report on Form 8-K which are not historical facts are
"forward-looking statements" within the meaning of Section 21E of the Securities
Exchange Act of 1934, as amended. Forward looking statements are those that predict or describe future events and that do not relate solely to historical matters and include statements regarding intentions or beliefs with respect to the Company's ability to renegotiate the terms of the Indentures. Some important factors that could cause actual results to differ materially from those anticipated include: the Company's ability to manage its business during this difficult period for the subprime industry; the willingness of the holders of the trust preferred securities to negotiate a restructuring of the terms of such securities; the Company's ability to continue as a going concern; its ability to maintain sufficient liquidity, and the risks that are from time to time included in the Company's filings with the Securities and Exchange Commission. Other factors not presently identified may also cause actual results to differ. This report on Form 8-K speaks only as of its date and the Company expressly disclaims any duty to update the information herein except as required by federal securities laws.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

DATE:  June 5, 2008                       /s/ Rodney Schwatken
                                       -----------------------------------------
                                          Rodney Schwatken
                                          Chief Financial Officer